SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 14, 2026
Date of Report
(Date of Earliest Event Reported)

Pinnacle Financial Partners, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	333-289866	39-3738880
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Overton Park Drive, Atlanta, Georgia 30339
(Address of principal executive offices) (Zip Code)

(706) 641-6500
(Registrant’s telephone number, including area code)

Steel Newco, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PNFP	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	PNFP - PrA	New York Stock Exchange
Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	PNFP - PrB	New York Stock Exchange
Depositary Shares, each representing 1/40 interest in a Share of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock Series C	PNFP - PrC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Letter Agreement with Robert A. McCabe, Jr.

On January 14, 2026, Pinnacle Financial Partners, Inc. (formerly Steel Newco Inc.), a Georgia corporation (the “Company”), Pinnacle Bank and Robert A. McCabe Jr. entered into an amendment (the “First Amendment”) to the letter agreement by and among Pinnacle Financial Partners, Inc., a Tennessee corporation (“Legacy Pinnacle”), Pinnacle Bank and Mr. McCabe, dated as of July 24, 2025 (the “Letter Agreement”), following Legacy Pinnacle’s merger with and into the Company. The Amendment provides for changes to the form, but not the aggregate amount, of his target compensation opportunity pursuant to the Letter Agreement in respect of his continued employment as Chief Banking Officer of Pinnacle.

Under the First Amendment, Mr. McCabe’s total compensation opportunity will remain $5,890,000, as set forth in the Letter Agreement, but his base salary will equal $3,465,000 and his target annual bonus opportunity will equal $2,426,000.

Non-Competition Agreement with Harold R. Carpenter

On January 14, 2026, the Company also entered into a restrictive covenant agreement (the “Restrictive Covenant Agreement”) with Harold R. Carpenter. Pursuant to the Restrictive Covenant Agreement, Mr. Carpenter has agreed not to compete with, or solicit the customers or employees of, the Company or any of its predecessors or affiliates for the period commencing on January 1, 2026 and ending on January 1, 2027. Mr. Carpenter has also agreed to cooperate with the Company on an as-needed basis for the same period of time.

In consideration for these covenants, the Company will pay Mr. Carpenter an amount in cash equal to $2,000,000, less applicable withholdings (the “Restrictive Covenant Payment”), payable in two equal installments, with the first installment to be paid on or as soon as reasonably practicable following the date of the Restrictive Covenant Agreement, and the second installment to be paid on or immediately after January 1, 2027. The Restrictive Covenant Payment is subject to repayment, to the extent paid, and forfeiture, to the extent unpaid, in the event that Mr. Carpenter breaches the noncompetition covenant contained in the Restrictive Covenant Agreement.

The foregoing descriptions of the First Amendment and the Restrictive Covenant Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the First Amendment and the Restrictive Covenant Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Exhibit No.	Description

	10.1	First Amendment, dated as of January 14, 2026, to the Letter Agreement by and among Pinnacle Financial Partners, Inc., Pinnacle Bank and Robert A. McCabe, Jr.

	10.2	Restrictive Covenant Agreement, dated as of January 14, 2026, by and between Pinnacle Financial Partners, Inc. and Harold R. Carpenter

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Pinnacle Financial Partners, Inc. has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

Date: January 15, 2026	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President Chief Legal Officer